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                                                                     EXHIBIT 5.2



                                MCN Corporation
                              500 Griswold Street
                            Detroit, Michigan  48226




                                                July 24, 1996


MCN Corporation
 MCN Financing I
c/o MCN Corporation
500 Griswold Street
Detroit, Michigan  48226

Ladies and Gentlemen:

   I am General Counsel, Senior Vice President and Secretary of MCN Corporation ("MCN"), a corporation organized under the laws of the State of Michigan, and have acted in such capacity in connection with the preparation of a Registration Statement on Form S-3 (No. 333-01521) filed by MCN Financing I (the "Trust") and MCN Financing II, (together with the Trust, the "MCN Trusts"), each a statutory business trust formed under the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del.
C. Sec. 3801, et seq.) (the "Delaware Trust Act"), and MCN (together with the MCN Trusts, the "Registrants"), with the Securities and Exchange Commission (the "Commission") on March 7, 1996 under the Securities Act of 1933, as amended (the "Act"), Amendment No. 1 thereto filed with the Commission on April 10, 1996 and Amendment No. 2 thereto filed with the Commission on April 19, 1996 and (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), in connection with the public offering of 3,200,000 of the Trust's 8 5/8% trust preferred securities (liquidation amount of $25 per trust preferred security) (the "Preferred Securities") and certain other securities.

   The Preferred Securities are being issued pursuant to the Amended and Restated Declaration of Trust, dated as of July 24, 1996 (the "Declaration"), among MCN, as sponsor, The Wilmington Trust Company, as the institutional trustee (in such capacity, the "Institutional Trustee") and as Delaware trustee and Daniel L. Schiffer and Sebastian Coppola, as regular trustees (together, the "Regular Trustees").
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MCN Corporation
MCN Financing I
July 24, 1996
Page 2


   The Preferred Securities are guaranteed by MCN with respect to distributions and payments upon liquidation and redemption pursuant to and to the extent set forth in the Preferred Securities Guarantee Agreement, dated as of July 26, 1996 (the "Preferred Securities Guarantee Agreement"), between MCN and The Wilmington Trust Company, as guarantee trustee (in such capacity, the "Guarantee Trustee").

   In connection with the issuance of the Preferred Securities, the Trust is also issuing 98,970 of its common securities (liquidation amount of $25 per common security)(the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), representing common undivided beneficial interests in the assets of the Trust. The Common Securities are also guaranteed by MCN with respect to distributions and payments upon liquidation and redemption pursuant to and to the extent set forth in the Common Securities Guarantee Agreement, dated as of July 26, 1996, (the "Common Securities Guarantee Agreement"), executed by MCN.

   The entire proceeds from the sale of the Trust Securities are to be used by the Trust to purchase $82,474,250 principal amount of 8 5/8% junior subordinated debentures (the "Junior Subordinated Debentures") being issued by MCN. The Junior Subordinated Debentures are being issued pursuant to an indenture, dated as of September 1, 1994 between MCN and NBD Bank (as supplemented by a First Supplemental Indenture, dated April 17, 1996, as so supplemented the "Base Indenture"), as indenture trustee (in such capacity, the "Trustee"), as supplemented by a Second Supplemental Indenture, dated as of July 24, 1996 (such Base Indenture, as so supplemented, being hereinafter referred to as the "Indenture").

   This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

   In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement; (ii) the Base Prospectus, dated April 22, 1996 (the "Base Prospectus"),





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MCN Corporation
MCN Financing I
July 24, 1996
Page 3


and the Prospectus Supplement, dated July 24, 1996 (the "Prospectus Supplement"), relating to the Preferred Securities, the Preferred Securities Guarantee Agreement and the Junior Subordinated Debenture, in the form filed with the Commission pursuant to Rule 424(b) under the General Rules and Regulations ("Rules and Regulations") under the Act (such Base Prospectus, as so supplemented by the Prospectus Supplement, being herein referred to as the "Prospectus"); (iii) the certificate of trust of the Trust, dated March 6, 1996 (the "Certificate of Trust"), as filed with the Secretary of State of the State of Delaware; (iv) the Declaration (including the designations of the terms of the Preferred Securities and the Common Securities annexed thereto); (v) the form of the Preferred Securities and a specimen certificate thereof; (vi) the Preferred Securities Guarantee Agreement; (vii) the Indenture; (viii) the form of the Junior Subordinated Debenture and a specimen certificate thereof; and
(ix) the Underwriting Agreement, dated July 24, 1996 (the "Underwriting Agreement"), among MCN and the several Underwriters named in Schedule A thereto (collectively, the "Underwriters"). I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such other records of MCN and the Trust and such agreements, certificates or receipts of public officials, certificates of officers or representatives of MCN and the Trust, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

   In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Trust and MCN, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of MCN, the Trust, the Delaware Trustee, the Regular Trustees and others.





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MCN Corporation
MCN Financing I
July 24, 1996
Page 4


   I am admitted to the Bar in the State of Michigan, and I do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America.

   Based upon and subject to the foregoing, I am of the opinion that: the Declaration and the Preferred Securities Guarantee Agreement have each been duly authorized by requisite corporate action on the part of MCN, and duly executed and delivered by MCN, and the Declaration is a valid and binding agreement of MCN and the Preferred Securities Guarantee Agreement is a valid and binding agreement of MCN, in each case enforceable against MCN, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

   I hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K of the Registrants. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or in the applicable law.


                                        Very truly yours,

                                        /s/ Daniel L. Schiffer